EXHIBIT 10(D)

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of this 8th day of June, 1998, between JAMES MONROE BANCORP, INC. (the "CORPORATION"), a corporation organized and existing under the laws of the Commonwealth of Virginia, with principal offices at 3033 Wilson Boulevard, Arlington, Virginia 22201, JAMES MONROE BANK, (the "BANK"), a Virginia commercial bank wholly-owned by the Corporation, and RICHARD I. LINHART ("LINHART"), also referred to below, collectively, as the "parties" and, individually, as a "party."

         WITNESSETH   THAT,  in   consideration  of  the  mutual  covenants  and
obligations hereinafter set forth, the parties hereto agree as follows:

         1. PERIOD OF EMPLOYMENT. The Bank shall continue to employ Linhart as its Executive Vice President/Chief Operating Officer through December 31, 2001. Linhart agrees to serve the Bank in such capacity. As the Executive Vice President/Chief Operator [sic] Officer, Linhart's duties shall be those normally undertaken by such officers of banks similar to the Bank in nature and size.

         2. COMMITMENT OF EXECUTIVE. So long as this Agreement shall continue in effect, Linhart shall faithfully and diligently discharge his duties and responsibilities under this Agreement, shall use his best efforts to implement the policies established by the Board of Directors of the Bank, and shall devote all of his business time and attention to the affairs of the Bank, except as otherwise agreed by the Board of Directors.

         3. COMPENSATION.

         (a) The Bank shall compensate Linhart at the initial rate of Eighty-Five Thousand Dollars ($85,000.00) per year through December 31, 1998. During the period commencing January 1, 1999 through December 31, 1999, the Bank shall pay to Linhart a base salary of Ninety Thousand Dollars ($90,000.00). Thereafter, Linhart shall be compensated at such rate, no less than the prior year's rate, as may be determined in the sole discretion of the Bank and its Board of Advisors.

         (b)  Salary  as  provided  above  will  be  payable  less   appropriate
deductions as required by law and shall be paid in appropriate installments to conform with the Bank's regular payroll dates.

         (c) During the term of this Agreement, the Bank may pay Linhart a bonus after the end of a calendar year. The payment of a bonus, if any, and the amount and term thereof shall be in the sole discretion of the Bank and its Board of Directors.

         4. OTHER BENEFITS.

         (a) During the term of this Agreement, the Bank shall provide Linhart with major medical health insurance as is provided to officers of the Bank.

         (b) The Corporation shall grant Linhart the option to acquire up to Ten Thousand (10,000) shares of the Corporation's common stock at the stock's current fair market value of Ten Dollars ($10.00) per share. This option shall become vested with respect to 3,333 shares on June 8, 1999, vested with respect to an additional 3,333 shares on June 8, 2000, and vested as to the balance of 3,334 shares on June 8, 2001, and shall remain outstanding for a period of ten
(10) years from its grant. This grant shall be exercisable, in whole or in part, during the period it is outstanding, subject to the terms of the James Monroe Bank Stock Option Plan, as adopted by the Corporation. It is intended that said options be "non-qualified stock options" within the terms of such Plan and the Internal Revenue Code and, on exercise, the Corporation shall reimburse Linhart for any income taxes payable by him as an incident of such exercise up to the amount of the tax benefit received by the Corporation upon the exercise by Linhart of any of said options. For purposes of this subsection (b), the tax benefit, if any, received by the Corporation upon the exercise by Linhart of said options shall be computed with reference only to the operations of the Bank (and any

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companies  wholly-owned by the Bank) and without  considering the tax effects to the Corporation of any other banking or other entities in which the Corporation may then have an interest. Additionally, if the Corporation seeks or is required to register any of its securities under the Securities Act of 1933, as amended, or file reports under the Securities Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission, it shall, at its expense, cause to be registered, without restrictions thereon (except as may be required by law), all shares of stock acquired by Linhart, upon his exercise of the said non-qualified options with respect thereto.

         (c) Linhart shall be reimbursed for reasonable traveling and other expenses incurred or paid by Linhart in accordance with the Bank's policy and in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested.

         (d) In the event of Linhart's disability to perform his duties due to illness or incapacity, the Bank shall continue his full base salary for a period of three (3) months from the commencement of said disability .Additionally, for the subsequent three (3) month period, the Bank shall pay to Linhart that portion of his base salary such that the total amount received by Linhart pursuant to this sentence plus the amount received pursuant to the Bank's income disability policy equals his full base salary for aid subsequent three (3) month period. Thereafter, Linhart shall only be entitled to receive payments pursuant to the Bank's income disability policy.

         (e) Linhart shall be entitled to participate in and enjoy according to Bank policy any and all pension, retirement, profit-sharing, stock purchase, stock option, life insurance, accident insurance, medical reimbursement, health insurance or hospitalization plan, cafeteria plan, deferred compensation plan, vacations, holidays and other leave and any other fringe benefits in which other employees or executives of the Bank are eligible to participate.

5.       TERM AND TERMINATION.

         (a) This Agreement shall be effective as of the date first above written and shall remain in effect through December 31, 2001.

         (b) During the term of this Agreement, this Agreement shall be terminated:

              (1)      Upon the death of Linhart; or

              (2) In the event of the permanent disability of Linhart, which shall mean a disability due to illness or incapacity resulting in Linhart's inability to perform his duties for a period of six (6) consecutive months, or for an aggregate period of nine (9) months, or more, in any twelve (12) month period during the term of this Agreement; or

              (3) In the event of Linhart's "dismissal for just cause", which shall mean a termination of Linhart's employment because of Linhart's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or other acts which in the good faith opinion of the Board of Directors of the Bank has a material adverse effect on the interests of the Bank.

         (c) In the event Linhart's employment is terminated by the Bank in breach of this Agreement on or before December 31, 2001, or in the event Linhart leaves his employment under this Agreement as a result of the Bank's breach of this Agreement, then, as liquidated damages, Linhart shall be (i) paid for a period equal to the greater of twelve (12) months or the remaining unexpired term of this Agreement, at the full amount of base salary, bonus and other benefits which he was receiving at the time of such termination, as provided in this Agreement (said sum to be paid, at the option of Linhart, in either one lump sum within thirty (30) days of such termination, or in periodic equal monthly payments over the following twelve (12) month period), and (ii) receive executive out placement assistance from an organization of Linhart's choice and the cost therefor, up to an amount equal to eighteen percent (18%) of his base salary at the time of such termination, shall be borne by the Bank. In the event the monies payable to or for Linhart pursuant to the foregoing provisions of the subparagraph (d) result in a federal excise tax obligation on Linhart with respect to such payments, then, at Linhart's discretion, the total amount of such payments shall be reduced to the maximum amount that may be paid to or for Linhart without causing him to incur any such federal excise tax obligation thereon.



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6.     CHANGE IN CONTROL.

              (a) Notwithstanding any provision herein to the contrary, in the event of the termination of Linhart's employment under this Agreement for "Good Reason" in connection with, or within six months after, any Change in Control of the Bank, Linhart shall be paid for a period equal to twelve (12) months at the full amount of salary and other benefits which he was receiving at the time of the termination, as provided in this Agreement. Said sum shall be paid, at the option of Linhart, in either one lump sum within thirty (30) days of such termination, or in periodic payments over the remaining term of this Agreement as if Linhart's employment had not been terminated, and such payments shall be in lieu of any other future payments which Linhart would be otherwise entitled to receive under Paragraphs 3 and 4 (other than 4(b)) of this Agreement.

         (b) The term "Change in Control" shall mean anyone of the following events occurring during the term of this Agreement and subsequent to September 1, 1999: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Bank's voting stock; (2) the acquisition of the power to control the election of a majority of the Bank's directors; (3) the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two (2) consecutive years. For purposes of this Agreement, "Continuing Directors" shall include only those individuals who were members of the Board on September 1, 1999 and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity; not specifically listed herein.

         (c) Termination of Linhart's employment for "Good Reason" shall mean termination, initiated by Linhart (other than a termination of employment as a result of a breach by the Bank of this Agreement, subject to the provisions of subparagraph 5( c ), or a breach of this Agreement by Linhart) as a result of any of the following:

         (i) A material change in Linhart's status or position with the Bank or material change in Linhart's duties or responsibilities which is inconsistent with his status or position, or any removal of Linhart from, or any failure to reappoint or reelect Linhart to, such position, except in connection with a dismissal for just cause or disability or as a result of Linhart's death.

         (ii) A reduction by the Bank in Linhart's base salary as in effect immediately prior to the change in control.

         (iii) The failure by the Bank to continue in effect any Plan (as hereinafter defined) in which Linhart is participating at the time of the change in control of the Bank (or Plans providing at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the change in control, or the taking of any action, or the failure to act, by the Bank which would adversely affect Linhart's continued participation in any of such Plans on at least as favorable a basis to Linhart as is the case on the date of the change in control.

         (iv) The Bank's  requiring  Linhart  to be based more than  twenty-five
(25) miles from where his office is located immediately prior to the change in control except for required travel on the Bank's business to an extent substantially consistent with the business travel obligations which he undertook on behalf of the Bank prior to the change in control.

         (v) Any purported termination by the Bank of Linhart's employment not satisfying the requirements of this Agreement;

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         (vi) Any refusal by the Bank to continue to allow  Linhart to attend to matters or engage in activities not directly related to the business of the Bank which, prior to the change in control, Linhart was permitted by the Board to attend or to engage in.

                           For  purposes of this  subsection,  "Plan" shall mean
any compensation plan, such as an incentive or stock

option plan, or any employee benefit plan, such as a thrift, pension, profit sharing, medical disability, accident, life insurance plan or policy, or any other plan, program or policy of the Bank intended to benefit employees.

         7. CONFIDENTIALITY. Linhart agrees that he will regard and preserve as confidential all proprietary information pertaining to the business of the Bank, or its customers, subsidiaries or affiliates that may be obtained by him during the course of his employment and thereafter and, to the extent that such information does not become public knowledge, that he will not, without written authority from the Bank, directly or indirectly, disclose to others during his employment or thereafter, any of such proprietary information obtained by him while employed hereunder. The above shall not be construed as restricting Linhart from disclosing such information to employees of the Bank who reasonably require access to such information in order to discharge their duties.

         8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties, the successors and assigns of the Bank (the term "Bank" as used herein shall include such successors and assigns), and the heirs, executors administrators, guardians and other personal representatives of Linhart.

         9. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes and cancels all prior written and oral agreements and understandings between the parties relating to the subject matter of this Agreement, which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

         10. GOVERNING LAW. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia.


         11. NOTICES. All notices to be sent to either party by the other party hereto pursuant to this Agreement shall be sent by registered mail to the following respective addresses:

              (a)      Corporation: If to the Corporation, addressed to it at:

                       3033 Wilson Boulevard
                       Arlington, Virginia  22201

                       With a required copy to:

                       David W. Pijor, Esquire
                       10482 Armstrong Street
                       Fairfax, Virginia  22030

                       Bank. If to the Bank, addressed to it at:

                       3033 Wilson Boulevard
                       Arlington, Virginia  22201

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                       With a required copy to:

                       David W. Pijor, Esquire
                       10482 Armstrong Street
                       Fairfax, Virginia  22030

                  (b)  Linhart.  If to Linhart, addressed to him at:

                       115 N. Lee Street, #202
                       Alexandria, Virginia  22314

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                                     JAMES MONROE BANCORP , INC.
ATTEST:                                     a Virginia corporation

________________________                    By:_________________________________
                                               David W. Pijor
                                               Chairman

                                            JAMES MONROE BANCORP , INC.
ATTEST:                                     a Virginia corporation

________________________                    By:_________________________________
                                               John R. Maxwell
                                               President/CEO



------------------------                    ------------------------------------
Witness                                     Richard I. Linhart




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